Simclar, Inc. Announces Need to Restate 2005 Results

Wednesday, August 23, 2006

Simclar, Inc. (NASDAQ:SIMC - News), a multi-plant electronics contract manufacturer, announced today that due to the previously reported discovery of accounting errors in its Mexican operations during 2005, it has concluded that its financial statements for the year ended December 31, 2005 can no longer be relied upon, and that it will be necessary to restate those financial statements. The Company stated that it is still investigating whether these errors will also affect its financial statements for the quarter ended March 31, 2006, and advised that it is therefore unable to predict at this time whether a restatement of those financial statements will be required. As previously announced, management’s effort to identify, quantify and correct the prior period errors has delayed the filing of the Company’s report on Form 10-Q for the quarter ended June 30, 2006.

The Company stated that the 2005 financial statement errors relate to operations at the Company’s Brownsville, Texas and Matamoros, Mexico facilities, and arise from a combination of (i) errors in the recording of sales and receivables due to the duplication of invoices (in Mexican pesos and in U.S. dollars) for products shipped to a single customer from these facilities, (ii) errors in the recording of accounts receivable credits for products returned by customers to these facilities, and (iii) errors in recording the correct period end cut-off for vendor invoices. Based upon its investigation to date, management believes that these errors are limited to the Brownsville and Matamoros facilities and do not extend to other areas of operations or to other facilities. Although further investigation may lead it to conclude that similar errors will also require restatement of its financial statements for the first quarter of 2006, the Company anticipates that any necessary adjustments should not adversely affect the Company’s financial statements for the quarter ended June 30, 2006. Management believes that, despite these accounting errors in earlier periods, the Company’s business is fundamentally very strong and continues to expand and develop. Further, boosted by the addition of Simclar Interconnect Technologies earlier this year, the Company stated that it continues to perform in line with management’s expectations.

The Company noted that a team led by Simclar Group financial executives has undertaken a thorough review of the Company’s accounting systems and processes relating to the errors described above, and has concluded that they resulted from deficiencies in the reconciliation and review process and the lack of requisite accounting skills in certain members of the Company’s staff. Based upon this investigation, management is confident that these errors were not the result of any fraudulent activity, but the Company has dismissed two senior members of the Company’s accounting staff principally responsible for the errors. This review is ongoing and may lead to further changes in operational and financial procedures and controls in due course. Chairman Sam Russell stated: “Management of the Company and of Simclar Group take this matter very seriously and will provide whatever resources are required to ensure that the necessary operational and financial procedures and controls are put in place to help ensure that a similar situation is not allowed to happen again in the future."

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, and markets for the Company's products and services are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's customer concentration, debt covenants, competition, and other risks detailed in the Company's most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Visit Simclar, Inc. at its website, http://www.simclar.com for more information about the Company.

Contact:
Simclar, Inc., Hialeah
Marshall Griffin (937) 220-9777
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